UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 25, 2025

NAYA BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-39701	20-4036208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5582 Broadcast Court

Sarasota, Florida 34240

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: (978) 878-9505

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Common Stock, $0.0001 par value	NAYA	The Nasdaq Stock Market LLC
(Title of Each Class)	(Trading Symbol)	(Name of Each Exchange on Which Registered)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (CFR §240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 18, 2024, NAYA Biosciences, Inc. (the “Company”) received a letter from the Listing Qualifications staff (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Company failed to maintain a minimum closing bid price of $1.00 per share for the prior 34 consecutive days and, as such, no longer satisfied Nasdaq Listing Rule 5550(a)(2) (the “Rule”). In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company was provided a grace period of 180 calendar days, or until March 17, 2025, to regain compliance with the Rule.

On March 18, 2025, the Company effected a 1-for-12 reverse stock split (the “Reverse Split”) in an effort to evidence compliance with the Rule. To regain compliance with the Rule, an issuer must evidence a closing bid price of at least $1.00 per share for a minimum of 10, but generally not more than 20, consecutive trading days.

On March 25, 2025, the Company was notified by the Staff that because the Company did not evidence compliance with the Rule by March 17, 2025, the Staff determined that the Company’s securities should be delisted from Nasdaq.

As of the close of business on March 31, 2025, the Company evidenced a closing bid price of at least $1.00 per share for 10 consecutive business days and, on March 31, 2025, the Staff determined that the Company has regained compliance with the Rule. Accordingly, the Company’s securities are no longer subject to delisting and the listing matter has been closed.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 31, 2025

NAYA BIOSCIENCES, INC.

By:	/s/ Steven Shum
Steven Shum
Chief Executive Officer